UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: April 16, 2010
(Date of earliest event reported)
DICK’S SPORTING GOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31463	16-1241537
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)
345 Court Street
Coraopolis, Pennsylvania 15108
(Address of Principal Executive Offices) (Zip Code)
(724) 273-3400
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS
     (b) Brian J. Dunn, a member of the Board of Directors of Dick’s Sporting Goods, Inc. (NYSE: DKS) (the “Company”) and a member of its Corporate Governance and Nominating Committee, has notified the Company on April 16, 2010 that he will not stand for re-election to the Company’s Board of Directors at the 2010 Annual Meeting of Stockholders, to be held June 2, 2010. Mr. Dunn will serve the remainder of his term, scheduled to expire at the June election. The Company has filed a supplement to its 2009 Proxy Statement to notify stockholders that Mr. Dunn will not stand for re-election, and has instructed them that any votes received for Mr. Dunn will be disregarded.
Mr. Dunn’s position on the board of directors will remain vacant following the June meeting. The Board of Directors will evaluate the board composition and will consider candidates as necessary to fill the Board vacancy in due course.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK’S SPORTING GOODS, INC.
Date: April 21, 2010	By:	/s/ Timothy E. Kullman
		Name:	Timothy E. Kullman
		Title:	Executive Vice President, Finance, Administration and Chief Financial Officer